Exhibit 10.5

SERIES Z SUBSCRIPTION AGREEMENT

This SERIES Z SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 25, 2022, by and between Starry, Inc., a Delaware corporation (“Starry”), and each of the undersigned subscribers (each, a “Subscriber” and, collectively, the “Subscribers”).

WHEREAS, on October 6, 2021, FirstMark Horizon Acquisition Corp., a Delaware corporation (“SPAC”) and Starry are, together with the other parties thereto, entered into a definitive Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, the “Transactions”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, (i) SPAC will merge with and into Starry Group Holdings, Inc., a Delaware corporation formerly known as Starry Holdings, Inc. (“Holdings”) (the “SPAC Merger”), with Holdings surviving the SPAC Merger, and (ii) following consummation of the SPAC Merger, a wholly owned subsidiary of SPAC will merge with and into Starry (the “Acquisition Merger”), with Starry surviving the Acquisition Merger as a wholly-owned subsidiary of Holdings;

WHEREAS, references herein to the “SPAC” shall refer to FirstMark Horizon Acquisition Corp. for all periods prior to completion of the SPAC Merger and to Holdings (as the surviving corporation in the SPAC Merger) for all periods after completion of the SPAC Merger; and

WHEREAS, in connection with the Transactions, and prior to the Closing, each of the Subscribers desires to subscribe for and purchase from Starry that number of shares of Starry’s Series Z preferred stock, par value $0.001 per share (the “Series Z Preferred Shares”), set forth on such Subscriber’s signature page hereto (such Subscriber’s “Subscribed Preferred Shares”), for a purchase price of $7.50 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Preferred Shares being referred to herein as the “Purchase Price”), and Starry desires to issue and sell to each Subscriber its Subscribed Preferred Shares in consideration of the payment of the Purchase Price by or on behalf of such Subscriber to Starry.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), each Subscriber hereby agrees to subscribe for and purchase, and Starry hereby agrees to issue and sell to each Subscriber, upon the payment of the Purchase Price, such Subscriber’s Subscribed Preferred Shares (such subscription and issuance, each Subscriber’s “Subscription” and, collectively, the “Subscriptions”).

Section 2. Closing.

(a) The consummation of the Subscriptions contemplated hereby (the “Closing”) shall occur on the closing date of the Acquisition Merger (the “Closing Date”), following the SPAC Merger and immediately prior to or substantially concurrently with the consummation of the Acquisition Merger.

(b) At least two (2) Business Days before the anticipated Closing Date, Starry shall deliver written notice (including email) to the Subscribers (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to Starry. No later than two (2) Business Days prior to the anticipated Closing Date, each Subscriber shall deliver its portion of the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Starry in the Closing Notice, such funds to be held in escrow by Starry or a third-party escrow provider selected by Starry until the Closing, and deliver to Starry such information as is reasonably requested in the Closing Notice in order for Starry to issue each Subscriber’s Subscribed Preferred Shares to such Subscriber, including, without limitation, the legal name of the person in whose name such Subscribed Preferred Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing (1) the Purchase Price shall be released from escrow automatically and without further action by Starry or either Subscriber and (2) Starry shall deliver to each Subscriber such Subscriber’s Subscribed Preferred Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of such Subscriber (or its nominee or custodian, as applicable, in accordance with its delivery instructions). In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by Starry and the Subscribers, Starry shall promptly (but in no event later than two (2) Business Days after the Closing Outside Date) cause the return of the funds so delivered by such Subscriber to Starry by wire transfer in immediately available funds to the account specified by such Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, each Subscriber shall remain obligated (A) to redeliver funds to be held in escrow by Starry or such third-party escrow provider following Starry’s delivery to the Subscribers of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law to close in New York, New York; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter-in-place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(c) The Closing shall be subject to the satisfaction, or waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and following the consummation of the SPAC Merger, the closing of the additional Transactions shall occur substantially concurrently with or immediately following the Closing; and

(ii)

no court or applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such court or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(d) In addition to the conditions set forth in Section 2(c), the obligation of Starry to consummate the Closing shall be subject to the satisfaction or waiver by Starry of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of each Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date; and

(ii)

Each Subscriber shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) In addition to the conditions set forth in Section 2(c), the obligation of each Subscriber to consummate the Closing shall be subject to the satisfaction or waiver in writing by the Subscribers of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Starry contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Starry Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Starry Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date); and

(ii)

Starry shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(f) Prior to or at the Closing, each Subscriber shall deliver all such other information as is reasonably requested by Starry in order for Starry to issue Subscribed Preferred Shares to such Subscriber.

(g) For the avoidance of doubt, each Subscriber acknowledges and agrees that (i) the condition set forth in Section 9.03(e) of the Transaction Agreement will not be satisfied and such condition has been or will be waived, (ii) the transactions contemplated by the Note Subscription Agreements (as defined in the Transaction Agreement) will not be consummated, (iii) the Subject Indebtedness (as defined in the Transaction Agreement) will not be repaid in connection with the consummation of the Transactions, and (iv) Holdings is obligated to issue an aggregate of 422,108 Class A Common Shares pursuant to certain Non-Redemption Agreements entered into with shareholders of SPAC, and each Subscriber hereby irrevocably waives any rights that such Subscriber may have (including in respect of any breach of representation or warranty by Starry), or any condition to such Subscriber’s obligation to consummate the Closing, under this Subscription Agreement relating thereto.

Section 3. Starry Representations and Warranties. Starry represents and warrants to each Subscriber that:

(a) Starry (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Starry Material Adverse Effect. For purposes of this Subscription Agreement, a “Starry Material Adverse Effect” means an event, change, development, occurrence, condition or effect which (1) would have, individually or in the aggregate, a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of Starry and its subsidiaries, taken as a whole (after giving effect to the transactions hereunder and under the Transaction Agreement), or (2) materially affects the validity of the Subscribed Preferred Shares or prevents or materially impairs the ability of Starry to timely perform its obligations under this Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Subscribed Preferred Shares.

(b) As of the Closing Date, each Subscriber’s Subscribed Preferred Shares will be duly authorized and, when issued and delivered to each Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under Starry’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which Starry is a party or by which it is bound, or the laws of the State of Delaware.

(c) This Subscription Agreement and the Transaction Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by Starry, and assuming the due authorization, execution and delivery of the same by the respective counterparties, the Transaction Documents constitute the valid and legally binding obligation of Starry, enforceable against Starry in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Subscribed Preferred Shares, and the compliance by Starry with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated in any of them will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Starry pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Starry is a party or by which Starry is bound or to which any of the property or assets of Starry is subject, in each case, that would reasonably be expected to have a Starry Material Adverse Effect; (ii) the organizational documents of Starry; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Starry, or any of its properties that would reasonably be expected to have a Starry Material Adverse Effect. Starry has obtained valid waivers of any rights by other parties to purchase any of the Subscribed Preferred Shares covered by this Subscription Agreement.

(e) Assuming the accuracy of the representations and warranties of each Subscriber set forth in Section 4 of this Subscription Agreement, Starry is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Preferred Shares), other than (i) filings required by applicable state securities laws, (ii) those required by the SEC or the NYSE or Nasdaq, as applicable, including with respect to obtaining stockholder approval, (iii) those required to consummate the Transactions as provided under the Transaction Agreement, (iv) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (v) any consent, waiver, authorization, order, notice, filing or registration the failure of which to make or obtain would not reasonably be expected to have a Starry Material Adverse Effect.

(f) Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of such Subscriber’s Subscribed Preferred Shares by Starry to such Subscriber and the Subscribed Preferred Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(g) The Subscribed Preferred Shares are not, and following the consummation of the Transactions and the Closing hereunder will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of a Subscriber to pledge, sell, assign or otherwise transfer the Subscribed Preferred Shares under any organizational document, policy or agreement of, by or with Starry, but excluding the restrictions on transfer described in paragraph 4(e) of this Subscription Agreement with respect to the status of the Subscribed Preferred Shares as “restricted securities”.

(h) Neither Starry nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Preferred Shares.

(i) Starry has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which either Subscriber could become liable. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Preferred Shares to the Subscribers.

(j) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Starry Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Starry, threatened against Starry or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Starry.

(k) Starry is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Starry Material Adverse Effect. Starry has not received any written communication from a governmental entity alleging that it is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Starry Material Adverse Effect.

(l) (i) Starry, and, to the knowledge of Starry, the officers, directors, employees, and agents of Starry, in each case, acting on behalf of Starry, have been in compliance in all material respects with all applicable Anti-Corruption Laws (as herein defined), (ii) Starry has not been convicted of violating any Anti-Corruption Laws or, to the knowledge of Starry, subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (iii) Starry has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) Starry has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(m) Starry is not, and immediately after receipt of payment for the Subscribed Preferred Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) As of the date of this Subscription Agreement, the authorized capital stock of Starry consists of (collectively, the “Starry Capital Stock”): (i) 700,000,000 shares of voting common stock, 190,012,330 of which are issued and outstanding, (ii) 115,000,000 shares of nonvoting common stock, of which 10,880,190 are issued and outstanding, (iii) 53,030,270 shares of Series Seed Preferred Stock, 53,030,260 of which are issued and outstanding, (iv) 91,549,300 shares of Series A Preferred Stock, 91,549,300 of which are issued and outstanding, (v) 55,452,865 shares of Series B Preferred Stock, 55,452,865 of which are issued and outstanding, (vi) 108,459,871 shares of Series C Preferred Stock, 108,459,871 of which are issued and outstanding, (vii) 87,412,587 shares of Series D Preferred Stock, 87,412,587 of which are issued and outstanding, (viii) 22,204,490 shares of Series E-1 Preferred Stock, 22,204,490 of which are issued and outstanding, (ix) 8,232,627 shares of Series E-2 Preferred Stock, 8,232,627 of which are issued and outstanding, (x) 74,404,760 shares of Series E-3 Preferred Stock, 71,428,570 of which are issued and outstanding, (xi) 2,500,000 shares of Series Z Preferred Stock, of which none are issued and outstanding; provided, that such number of authorized shares of Series Z Preferred Stock shall be increased to 5,000,000 prior to the Closing. All of the issued and outstanding shares of Starry Capital Stock (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance in all material respects with applicable securities laws, (C) were not issued in breach or violation of any preemptive rights or contract, and (D) are fully vested. When issued, the Subscribed Preferred Shares will (A) have been duly authorized and validly issued and be fully paid and nonassessable, (B) have been issued in compliance in all material respects with applicable securities laws, (C) not have been issued in breach or violation of any preemptive rights or contract, and (D) be fully vested.

Section 4. Subscriber Representations and Warranties. Each Subscriber represents and warrants (separately and not jointly and as to itself only) to Starry that:

(a) Such Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly executed and delivered by such Subscriber, and assuming the due authorization, execution and delivery of the same by Starry, this Subscription Agreement constitutes the valid and legally binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution and delivery of this Subscription Agreement, the purchase of such Subscriber’s Subscribed Preferred Shares and the compliance by such Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the property or assets of such Subscriber is subject; (ii) the organizational documents of such Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to such Subscriber that would reasonably be expected to have a material adverse effect on such Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of such Subscriber’s Subscribed Preferred Shares.

(d) Such Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on such Subscriber’s completed Annex A, (ii) is acquiring such Subscriber’s Subscribed Preferred Shares only for its own account and not for the account of others, or if such Subscriber is subscribing for its Subscribed Preferred Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor (as the case may be) and such Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring such Subscriber’s Subscribed Preferred Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A). Such Subscriber is not an entity formed for the specific purpose of acquiring Subscribed Preferred Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). Such Subscriber is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Accordingly, such Subscriber understands that the purchase of its Subscribed Preferred Shares meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(e) Such Subscriber understands that the Subscribed Preferred Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Preferred Shares have not been registered under the Securities Act. Such Subscriber understands that the Subscribed Preferred Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act, except (i) to Starry or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, such Subscriber may not be able to readily resell its Subscribed Preferred Shares and may be required to bear the financial risk of an investment in Subscribed Preferred Shares for an indefinite period of time. Subscriber acknowledges and agrees that such Subscriber’s Subscribed Preferred Shares and the shares of Holdings Class A common stock, par value $0.0001 per share (the “Holdings Class A Common Stock”) issued in exchange for such Subscriber’s Subscribed Preferred Shares in the Transactions will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Preferred Shares or the shares of Holdings Class A Common Stock.

(f) Such Subscriber understands and agrees that such Subscriber is purchasing such Subscriber’s Subscribed Preferred Shares directly from Starry. Such Subscriber further acknowledges that there have not been, and such Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Subscriber by the Company, Starry or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Starry expressly set forth in this Subscription Agreement, and such Subscriber hereby represents and warrants that it is relying exclusively on Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Subscribed Preferred Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of SPAC and Starry, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Subscriber acknowledges that certain information provided to such Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) In making its decision to purchase the Subscribed Preferred Shares, such Subscriber has relied solely upon independent investigation made by such Subscriber and Starry’s representations and warranties in Section 3. Such Subscriber acknowledges and agrees that such Subscriber has received such information as such Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Preferred Shares, including with respect to Starry, SPAC and their respective subsidiaries and the Transactions. Such Subscriber represents and agrees that such Subscriber and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Preferred Shares.

(h) Such Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Subscribed Preferred Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(i) Such Subscriber became aware of this offering of the Subscribed Preferred Shares solely by means of direct contact between such Subscriber and Starry, SPAC or their respective representatives or affiliates, and the Subscribed Preferred Shares were offered to such Subscriber solely by direct contact between such Subscriber and Starry, or their respective representatives or affiliates. Such Subscriber did not become aware of this offering of the Subscribed Preferred Shares, nor were the Subscribed Preferred Shares offered to such Subscriber, by any other means. Such Subscriber acknowledges that Starry represents and warrants that the Subscribed Preferred Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of such Subscriber’s Subscribed Preferred Shares. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Preferred Shares, and such Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Subscriber has considered necessary to make an informed investment decision. Such Subscriber acknowledges and agrees that none of Starry or any of its affiliates has provided any tax advice to such Subscriber or made any representations or warranties or guarantees to such Subscriber regarding the tax treatment of its investment in the Subscribed Preferred Shares.

(k) Such Subscriber has analyzed and considered the risks of an investment in the Subscribed Preferred Shares and determined that the Subscribed Preferred Shares are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in Starry. Such Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Preferred Shares or made any findings or determination as to the fairness of this investment.

(m) Such Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. Such Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Such Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by such Subscriber and used to purchase such Subscriber’s Subscribed Preferred Shares are derived from lawful activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (1) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (2) the European Union and enforced by its member states, (3) the United Nations and (4) Her Majesty’s Treasury.

(n) Such Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.

Section 5. Effect of Transaction; Registration of Shares.

(a) The Subscribers acknowledge that, pursuant to the terms of the Transaction Agreement and the current Certificate of Incorporation of Starry (as the same may be amended from time to time), the Subscribed Preferred Shares held by the Subscribers shall be exchanged in the Acquisition Merger for an equal number of shares of Holdings Class A Common Stock, in the aggregate, subject to adjustment in accordance with Section 3.02 of the Transaction Agreement.

(b) Starry acknowledges that, and Starry shall use reasonable best efforts to provide that, all shares of Holdings Class A Common Stock acquired by each Subscriber in exchange for its Subscribed Preferred Shares shall constitute “Registrable Securities” pursuant to the Amended and Restated Registration Rights Agreement set forth as Exhibit D to the Transaction Agreement (the “Registration Rights Agreement”). On or prior to the Closing, each Subscriber shall execute and deliver a counterparty signature page of the Registration Rights Agreement to Holdings. The Holdings Class A Common Stock to be received by the Subscribers in the Acquisition Merger in exchange for the Subscribed Preferred Shares purchased hereunder shall be registered under the Securities Act pursuant to the Registration Statement (as defined in the Transaction Agreement) and issued electronically pursuant to such Subscriber’s instruction promptly following the Acquisition Merger without any restrictions or limitations on resale by the Subscribers.

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Subscription Agreement, or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing Date, or become incapable of being satisfied on or prior to the Closing Date, and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. Starry shall notify the Subscribers of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this Section 6, this Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by either Subscriber to Starry in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned to such Subscriber.

Section 7. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) Each Subscriber acknowledges that Starry will rely on the acknowledgments, understandings, agreements, representations and warranties of such Subscriber contained in this Subscription Agreement. Prior to the Closing, each Subscriber agrees to promptly notify Starry if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate in all material respects. Each Subscriber acknowledges and agrees that the purchase by such Subscriber of its Subscribed Preferred Shares from Starry will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such purchase. Starry acknowledges that each Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Starry contained in this Subscription Agreement.

(c) Each of Starry and the Subscribers is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Each Party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Neither this Subscription Agreement nor any rights that may accrue to either Subscriber hereunder (other than the Subscribed Preferred Shares acquired hereunder and such Subscriber’s rights under Section 5 hereof) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Starry hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, Starry may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, Starry). Notwithstanding the foregoing, each Subscriber may assign all or any portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Subscriber, or, with Starry’s prior written consent, to another person; provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by such Subscriber, the assignee(s) shall become such Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of such Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve any Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless expressly agreed to in writing by Starry.

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g) Starry may request from either Subscriber such additional information as Starry may reasonably deem necessary to evaluate the eligibility of such Subscriber to acquire such Subscriber’s Subscribed Preferred Shares, and each Subscriber shall provide such information as may be reasonably requested provided that Starry agrees to keep any such information provided by either Subscriber confidential. Each Subscriber acknowledges that subject to the conditions set forth in Section 7(s), SPAC may file a copy of this Subscription Agreement with the Commission as an exhibit to a report of SPAC, or a registration statement or proxy statement of SPAC.

(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 7(b), Section 7(c), Section 7(e), and this Section 7(j), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce Starry to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Starry shall be entitled to specifically enforce each Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 7(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(s) Each Subscriber will promptly provide any information reasonably requested by Starry, SPAC or any of their respective affiliates for any required regulatory application or filing to be made or required regulatory approval sought in connection with the Transactions (including filings with the Commission). Each Subscriber may disclose the name of SPAC, Starry, and/or any other parties associated with the Subscription or Transactions and the terms of this Subscription Agreement, as required by federal securities laws and regulations, any regulatory agency, or under the regulations of NYSE or Nasdaq, as applicable, or otherwise to the extent consistent with such Subscriber’s public filings and disclosures regarding similar transactions.

(Signature pages follow)

IN WITNESS WHEREOF, each of Starry and each Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

STARRY, INC.

By:	/s/ William Lundregan
Name: William Lundregan
Title: Senior Vice President

Address for Notices:

38 Chauncy Street Suite 200 Boston, MA 02111 ATTN: General Counsel EMAIL: legal@starry.com with a copy (not to constitute notice) to: ATTN: EMAIL:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Tiger Global Private Investment Partners IX, LP

By:	/s/ Rick Fortunato
Name: Rick Fortunato
Title: Legal Counsel

Address for Notices:

9 West 57th Street, 35th Floor New York, NY 10019 ATTN: c/o Tiger Global Management, LLC EMAIL:legalnotices@tigerglobal.com with a copy (not to constitute notice) to: Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 ATTN: Adriana Schwartz, Esq. EMAIL: Adriana.Schwartz@srz.com

Name in which shares are to be registered:

Tiger Global Private Investment Partners IX, LP

Number of Subscribed Preferred Shares subscribed for:	1,333,333
Price Per Subscribed Share:	$7.50
Aggregate Purchase Price:	$9,999,997.50

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Starry specified by Starry in the Closing Notice.

[Signature Page to Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This page should be completed by each Subscriber and constitutes a part of the Subscription Agreement.

Subscriber:

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

OR

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a))(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Such Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to such Subscriber and under which such Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.